UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 22, 2014

Wowio, Inc.

(Exact name of registrant as specified in its charter)

Texas	000-55220	27-2908187
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

626 North Doheny Drive

West Hollywood, California 90069

(Address of principal executive offices) (zip code)

(310) 807-8181

 (Registrant’s telephone number, including area code)

_________

(Former name, if changed since last report.)

Copies to:

Marcelle Balcombe, Esq.

Jeff Cahlon, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in response to Item 5.02 of this report is incorporated by reference into this Item 3.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 22, 2014, Wowio, Inc. (the “Company”) entered into an amendment to its employment agreement, dated March 15, 2012, with Brian Altounian, the Company’s chief executive officer. Pursuant to the amendment, Mr. Altounian’s base salary was increased from $200,000 to $300,000.

On August 25, 2014, the Company issued 1,000,000 shares of common stock to Mr. Altounian for accrued compensation in the amount of $343,936.

In connection with the foregoing, the Company relied upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, for transactions not involving a public offering.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment to Employment Agreement, dated August 22, 2014, between Wowio, Inc. and Brian Altounian

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WOWIO, INC.

Dated: August 27, 2014	By:	/s/ Brian Altounian
	Name:	Brian Altounian
	Title:	Chief Executive Officer

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